EXHIBIT 99.1

Vector Intersect Security Acquisition Corporation Secures $4.75 Million Through a Direct Investment by Catalyst Fund

Friday September 5, 11:41 am ET

RIDGEFIELD PARK, N.J., Sept. 5 /PRNewswire-FirstCall/ -- Vector Intersect Security Acquisition Corporation (OTC Bulletin Board: VTRQ- News), a special purpose acquisition company, today announced that it has secured up to $4.75 million through a private placement of common shares and warrants to Catalyst Equity Management, an Israeli-based private equity group that seeks to invest in growth companies as they expand development, production and marketing efforts.

Through an agreement executed on September 3, 2008, Catalyst Equity Management will purchase 593,750 common shares at $8.00 per share, in addition to warrants to acquire 118,750 shares of the Company's common stock with an exercise price of $9.00 per share. After a holding period of one year, Catalyst will have the option of requiring registration of one third of its shares, followed by similar options after 18 months and two years respectively. As part of the transaction, Yair Shamir, Chairman and Managing Partner of Catalyst, will join Vector's board of directors. Mr. Shamir is also the Chairman of Israeli Aerospace Industries (IAI) and was recently the Chairman of El Al, Israeli Airlines and lead the privatization process of the firm.

On February 14, 2008, Vector announced it had reached a definitive agreement to acquire Cyalume Light Technologies, Inc., a leading provider of safety, security and training products for the US other militaries. The acquisition is subject to the approval of existing Vector shareholders, among other closing considerations.

Commenting on the Catalyst investment, Yaron Eitan, President and CEO of Vector said, "This is an important transaction for Vector on several levels. First, we secure a long term investment from a sophisticated, strategic partner which should send a strong message to the investment community about their belief in the merger. In fact, Catalyst has recently purchased close to 300,000 warrants because they are so excited about the future of our company. Second, we will benefit from the knowledge and experience of Yair Shamir, whose contributions to our board will be invaluable. Thirdly, and perhaps most importantly, we secure $4.75 million in funds that we will use to opportunistically purchase common stock in order to help secure a successful outcome to the upcoming shareholder vote."

About Vector Intersect Security Acquisition Corp.

Vector Intersect Security Acquisition Corp. is a blank check company recently formed for the purpose of effecting a merger, capital stock exchange, asset acquisition or other similar business combination with an unidentified operating business in the security and defense industries.

About Cyalume Light Technologies

Cyalume Technologies is the world leader in the chemiluminescent industry. We provide dependable light for uses by militaries, police, fire and other public safety organizations in the U.S., NATO countries and the Middle East. Our chemical lights are depended on in emergencies such as blackouts, industrial accidents, acts of terrorism and natural disasters. We manufacture a full complement of Military grade Cyalume® brand, Industrial grade SnapLight® brand and Consumer grade SafetyBright® brand emergency lighting solutions. The company employs 200 people at its locations in West Springfield Massachusetts and Aix-en-Provence, France.

Safe Harbor

This press release may contain certain forward-looking statements including statements with regard to the future performance of Vector Intersect Security Acquisition Corporation ("Vector"). Words such as "believes," "expects," "projects," and "future" or similar expressions are intended to identify forward-looking statements. These forward-looking statements inherently involve certain risks and uncertainties that are detailed in Vector's Prospectus and other filings with the Securities and Exchange Commission. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Stockholders of Vector are advised to read, when available, each preliminary proxy statement of Vector and its definitive proxy statement in connection with its solicitation of proxies for a special meeting of stockholders because they will contain important information. The definitive proxy statement will be mailed to stockholders as of a record date to be established for voting on the acquisition of Cyalume. Stockholders will also be able to obtain a copy of the definitive proxy statement, without charge, by directing a request to: Vector Security Intersect Acquisition Corporation, 65 Challenger Road, Ridgefield Park, NJ, 07660. Each preliminary proxy statement and definitive proxy statement, once available, can also be obtained, without charge, at the U.S. Securities and Exchange Commission's internet site www.sec.gov.

Vector and its directors and executive officers may be deemed to be participants in the solicitation of proxies for the special meeting of Vector's stockholders to be held to approve the acquisition of Cyalume. Information regarding Vector's directors and executive officers is available in its Form 10-K for the year ended December 31, 2007, filed with the U.S. Securities and Exchange Commission, and such information will be available in the proxy statements. No person other than Vector has been authorized to give any information or to make any representations on behalf of Vector or Cyalume in connection with the acquisition, and if given or made, such other information or representations must not be relied upon as having been made or authorized by Vector.